Exhibit 99.1

News Release

Babcock & Wilcox Enterprises Announces New $150 Million Senior Secured Credit Facility; Reaffirmed Credit Rating of BB+

•	Establishes new revolving credit facility that replaces its prior facilities to enhance the Company’s liquidity and growth initiatives
•	Refinancing expected to provide annual interest cost savings of approximately $4 million
•	Company and its Senior Unsecured Notes received a reaffirmed credit rating of “BB+” from the Egan-Jones Ratings Company

(AKRON, Ohio – January 22, 2024) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) today announced that, effective January 18, 2024, it has entered into a new three-year senior secured credit agreement with Axos Bank (“Axos”) under which Axos has provided an asset-based revolving credit facility of up to $150 million that can be used to support letters of credit, renewable energy growth initiatives and potential accretive business purposes.

The new revolver provides for reduced interest rates on letters of credit and much greater flexibility, with overall use of up to $150 million, versus the previous facilities that were limited to a $50 million revolver and a separate letters of credit facility. The new Financing Agreements have a maturity date of January 18, 2027.

All obligations under the Company’s prior Credit Agreement with PNC Bank N.A. (“PNC”) as administrative agent have been discharged, and the Credit Agreement has been terminated. Letters of credit issued under the previous facility with PNC are expected to transition to the Axos facility over the next several months. The Company expects to achieve annual interest cost savings of approximately $4 million under its new facility.

B&W also announced that the Company and its Senior Unsecured Notes (NYSE: “BWSN” and “BWNB”) have received a reaffirmed credit rating of “BB+” from the Egan-Jones Ratings Company. The credit rating follows a comprehensive review and takes into consideration current market conditions.

Kenneth Young, B&W Chairman and Chief Executive Officer, commented, “The closing of this new facility and reaffirmation of our credit rating are significant positive developments that bolster our efforts to support multi-year projects and capitalize on future growth through evolving BrightLoop™ and ClimateBright™ technology opportunities. These developments also demonstrate the confidence both Axos and Egan-Jones have in B&W’s business, not only today but also in the years ahead.”

“With our recent strategy changes, we are confident in realizing stronger cash flows from our Thermal operations as we continue to expand and implement our new renewable technologies, including hydrogen production and carbon capture,” Young added. “The reaffirmation of our credit rating and our new Senior Secured Credit facility reflect the stability of our business model and our continued commitment to our long-term growth capabilities.”

About Babcock & Wilcox Enterprises
Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow B&W on LinkedIn and learn more at babcock.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to B&W’s new $150 million senior secured credit agreement and the reaffirmation of its credit rating. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
B&W Investor Relations	Ryan Cornell
704.625.4944	B&W Public Relations
investors@babcock.com	330.860.1345
rscornell@babcock.com